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                                                                    EXHIBIT 99.1


                                    AGREEMENT

             This will confirm the agreement by and among the undersigned that the Schedule 13D, dated July 12, 1999 with respect to the undersigned's ownership of Common Stock of Big City Bagels, Inc. is filed on behalf of each of the undersigned.

Dated: July 12, 1999


                                                   -----------------------------
                                                   Hector M. Gavilla


                                                   -----------------------------
                                                   Hector P. Gavilla


                                                   -----------------------------
                                                   Peter J. Keenan


                                                   -----------------------------
                                                   David A. Levi


                                                   -----------------------------
                                                   Eli Levi


                                                   -----------------------------
                                                   Roberta Levi


                                                   -----------------------------
                                                   Steven Levi


                                                   -----------------------------
                                                   Susan Levi





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